Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-126447 and 333-138888), Form S-4 (No. 333-141557) and Form S-8 (No. 333-91141, 333-74920, 333-122806 and 333-141185) of Plains All American Pipeline, L.P. of our report dated April 30, 2007 relating to the consolidated balance sheet of Plains AAP, L.P., which appears in this Current Report on Form 8-K.
PricewaterhouseCoopers LLP
Houston, Texas
April 30, 2007